                                                                      Exhibit 21

                             TERRA INDUSTRIES INC.
                          MAJORITY OWNED SUBSIDIARIES
                               December 31, 1995


                                          Percentage        Percentage
Name of Company                           Held by TRA       Held by Sub        Jurisdiction
---------------                           -----------       -----------        ------------
I.    El Rancho Rock & Sand, Inc.               100                             California


II.   Hudson Bay Gold Inc.                      100                             Canada

III.  Inspiration Coal Inc.                     100                             Delaware

IV.   Inspiration Coal  Development Company     100                             Delaware
      which owns
      ----------
      A. Ashland Mining Corporation                             100             W. Virginia
      B. Briarwood Mining Inc.                                  100             Virginia
      C. Plateau Fuels, Inc.                                    100             Kentucky
      D. Southern Floyd Coal, Inc.                              100             Kentucky

V.    Inspiration Consolidated Copper Company   100                             Maine
      which owns
      ----------
      A. Black Pine Mining Company                              100             Montana
      B. Inspiration Development Company                        100             Delaware

VI.   Inspiration Gold Incorporated             100                             Delaware

VII.  Terra Capital Holdings, Inc.              100                             Delaware
      which owns
      ----------
      A.  Terra Capital, Inc.                                   100             Delaware
          which owns
          ----------
          1. Terra Methanol Corporation                         100             Delaware
          2. Terra International, Inc.                          100             Delaware
             which owns
             ----------
             a. Farmbelt Chemicals, Inc.                        100             Delaware
             b. Farmers Agricultural Credit Corporation         100             Iowa
             c. Northern Agricultural Credit Corporation        100             Minnesota
             d. Riverside/Terra Corporation                     100             Delaware
             e. Terra International (Oklahoma) Inc.             100             Delaware

                                                                      Exhibit 21

                             TERRA INDUSTRIES INC.
                          MAJORITY OWNED SUBSIDIARIES
                               December 31, 1995


                                             Percentage        Percentage
Name of Company                              Held by TRA       Held by Sub       Jurisdiction
---------------                              -----------       -----------       ------------
      Terra Capital, Inc. (continued)
      which owns
      ----------
           Terra International, Inc.
           (continued)
           which owns
           ----------
             f. Terra Real Estate
                Corporation                                        100            Iowa
             g. Terra Real Estate
                Development Corporation                            100            Iowa
             h. Terra Express, Inc.                                100            Delaware
             i. Terra International
                (Canada) Inc.                                      100            Ontario, Canada
                which owns
                ----------
                1.  Belmont Farm Supply Inc.                        50            Federal
                2.  Bluewater Agromart
                    Limited                                         50            Ontario
                3.  Brussels Agromart Ltd.                          50            Ontario
                4.  Cardinal Farm Supply
                    Limited                                         50            Ontario
                5.  Fingal Farm Supply
                    Limited                                         50            Ontario
                6.  Grand Falls Agromart
                    Ltd.                                            50            Federal
                7.  Hartland Agromart Ltd.                          50            Federal
                8.  Harvex Agromart Inc.                            50            Ontario
                9.  Hoegy's Farm Supply Limited                      50            Ontario
                10. Lakeside Grain
                    & Feed Limited                                  50            Ontario
                11. Macroblend Limited                              50            Ontario
                12. Maple Farm Supply
                    Limited                                         50            Ontario
                13. Max Underhill's Farm
                    Supply Limited                                  50            Ontario
                14. Munro Agromart Ltd.                             50            Ontario
                15. Oakwood Agromart Ltd.                           50            Ontario
                16. Oxford Agropro Ltd.                             50            Ontario
                17. Scotland Agromart Ltd.                          50            Ontario
                18. Setterington's Fertilizer
                    Service Limited                                 50            Ontario
                19. Sprucedale Agromart
                    Limited                                         50            Ontario
                20. Tri-County Agromart Ltd.                        50            Ontario

                                                                      Exhibit 21

                             TERRA INDUSTRIES INC.
                          MAJORITY OWNED SUBSIDIARIES
                               December 31, 1995



                                          Percentage        Percentage
Name of Company                           Held by TRA       Held by Sub        Jurisdiction
---------------                           -----------       -----------        ------------
      Terra Capital, Inc. (continued)
      which owns
      ----------
           Terra International, Inc.
           (continued)
           which owns
           ----------
             j. Port Neal Holdings
                Corp./1/                                         75             Delaware
             which owns
             ----------
             1.  Port Neal Corporation                          100             Delaware

      3.   BMC Holdings, Inc.                                   100             Delaware
           which owns
           ----------
           a. Beaumont Methanol,
              Limited Partnership/2/                             99             Delaware

      4.   Terra Nitrogen Corporation                           100             Delaware
           which owns
           ----------
           a. Terra Nitrogen Company,
              L.P./3/                                            60             Delaware
              which owns
              ----------
              1.  Terra Nitrogen, Limited
                  Partnership/4/                                 99             Delaware

-----------------

/1/ An outside investor has a 25% voting interest represented by 1,000,000 shares of Cumulative Variable Rate Voting Preferred Stock.
/2/  Terra Methanol Corporation is 1% General Partner.
/3/ Terra Nitrogen Corporation's interest includes 1.0101% as General Partner. It excludes however approximately a 5% interest held by Terra Capital Inc. in Terra Nitrogen Company, L.P.
/4/  Terra Nitrogen Corporation is 1% General Partner.